UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 21, 2009

Date of Report (Date of earliest event reported)

ADVANCED MICRO DEVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-07882	94-1692300
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One AMD Place

P.O. Box 3453

Sunnyvale, California 94088-3453

(Address of principal executive offices) (Zip Code)

(408) 749-4000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

Item 7.01	Regulation FD Disclosure.

The information in this Report, including the Exhibit 99.1 attached hereto, is furnished pursuant to Item 2.02 and Item 7.01 of this Form 8-K. Consequently, it is not deemed “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Exchange Act or the Securities Act of 1933, as amended, if such subsequent filing specifically references this Form 8-K.

On April 21, 2009, Advanced Micro Devices, Inc. (the “Company”) announced its financial position and results of operations as of and for its fiscal quarter ended March 28, 2009 in a press release that is attached hereto as Exhibit 99.1. On March 2, 2009, the Company, Advanced Technology Investment Company LLC and West Coast Hitech G.P., Ltd. entered into a manufacturing joint venture pursuant to which GLOBALFOUNDRIES Inc., an exempted company incorporated under the laws of the Cayman Islands (“GF”), was created to manufacture semiconductor products and provide certain foundry services to the Company. Although GF is not a majority owned subsidiary of the Company, the Company is required to consolidate the operations of GF for financial reporting purposes.

To supplement the Company’s financial results presented on a U.S. GAAP basis, the Company’s earnings release contains non-GAAP financial measures of non-GAAP net income (loss) attributable to AMD common stockholders, non-GAAP operating income (loss), non-GAAP gross margin and adjusted EBITDA. The Company believes this non-GAAP presentation makes it easier for investors to compare current and historical period operating results.

In addition, the Company has provided non-GAAP financial measures for Advanced Micro Devices, Inc. on a stand-alone basis (referred to below as “AMD Product Company”) by excluding from the Company’s consolidated operating results the Company’s Foundry segment and intersegment eliminations consisting of revenues, cost of sales, and profits on inventory between the AMD Product Company and the Foundry segment. The Company is providing non-GAAP financial measures for AMD Product Company because the Company believes it is important for investors to have visibility into the Company’s financial results excluding the Foundry segment and intersegment eliminations and to better understand the Company’s financial results absent the requirement to consolidate the financial results of GF.

To derive non-GAAP net income (loss) attributable to AMD common stockholders for the Company for the first fiscal quarter of 2009, the Company excluded the gross margin benefit from the sale of inventory written-down in the fourth fiscal quarter of 2008, the amortization of acquired intangible assets, certain restructuring charges, GF formation costs incurred by AMD Product Company, investment net charges, the gain on debt buyback, the gain on sale of certain handheld assets and the incremental tax provision related to the formation of GF. To derive non-GAAP net income (loss) for AMD Product Company for the first fiscal quarter of 2009, the Company further excluded the loss from the Foundry segment and the intersegment eliminations referenced above, added back the incremental tax provision related to the formation of GF and excluded the impact of net (income) loss attributable to non controlling interest and the Class B Preferred accretion. To derive non-GAAP net income (loss) attributable to AMD common stockholders for the Company for the first fiscal quarter of 2008, the Company excluded the amortization of acquired intangible assets.

To derive the Company’s non-GAAP net income (loss) attributable to AMD common stockholders for the fourth fiscal quarter of 2008, the Company excluded an incremental write-down of inventory, the amortization of acquired intangible assets, impairment of goodwill and acquired intangible assets related to the Company’s acquisition of ATI Technologies, Inc. (“ATI”), certain restructuring charges, GF formation costs incurred by AMD Product Company, investment net charges and the gain on debt buyback.

To derive non-GAAP operating income (loss) for the Company for the first fiscal quarter of 2009, the Company excluded the gross margin benefit from the sale of inventory written-down in the fourth fiscal quarter of 2008, amortization of acquired intangible assets, certain restructuring charges and GF formation costs incurred by AMD Product Company. To derive non-GAAP operating income (loss) for AMD Product Company for the first fiscal quarter of 2009, the Company also excluded the loss from the Company’s Foundry segment and the intersegment eliminations referenced above. To derive non-GAAP operating income (loss) for the Company for the first fiscal quarter of 2008, the Company excluded the amortization of acquired intangible assets. To derive non-GAAP operating income (loss) for the Company for the fourth fiscal quarter of 2008, the Company excluded the incremental write-down of inventory, the amortization of acquired intangible assets, the impairment of goodwill and acquired intangible assets related to the ATI acquisition, certain restructuring charges and GF formation costs incurred by AMD Product Company.

To derive non-GAAP gross margin for the Company for the first fiscal quarter of 2009, the Company excluded the gross margin benefit from the sale of inventory written down in the fourth fiscal quarter of 2008. To derive non-GAAP gross margin for AMD Product Company for the first fiscal quarter of 2009, the Company also excluded the gross margin from the Company’s Foundry segment and the intersegment eliminations referenced above. To derive non-GAAP gross margin for the Company for the fourth fiscal quarter of 2008, the Company excluded the incremental write-down of inventory.

Specifically, these non-GAAP financial measures reflect adjustments based on the following:

Gross margin benefit from the sale of inventory written-down in the fourth fiscal quarter of 2008: In the fourth quarter of 2008, the Company recorded an incremental write-down of inventory of $227 million due to a weak economic outlook. In the first fiscal quarter of 2009, the Company sold a portion of this inventory due to unexpected demand. The Company believes that the exclusion of this activity enables investors to better evaluate its current operating performance compared with prior periods.

Amortization of acquired intangible assets: The Company incurred significant expenses in connection with the ATI acquisition, which it would not have otherwise incurred and which the Company believes are not indicative of ongoing performance. These expenses primarily consisted of the amortization expense of acquired intangible assets. The Company believes that the exclusion of the amortization of acquired intangible assets enables investors to better evaluate its current operating performance compared with prior periods.

Restructuring charges: The restructuring charges primarily relate to the restructuring plan implemented by the Company during the fourth fiscal quarter of 2008 to reduce its breakeven point. These restructuring charges represent primarily severance and costs related to the continuation of certain employee benefits, contract or program termination costs, asset impairments and exit costs for facility site consolidations and closures. For the first quarter of fiscal 2009, these restructuring charges totaled $60 million and for the fourth quarter of fiscal 2008, these restructuring charges totaled $50 million. The Company excluded the effect of this item from GAAP net income (loss) attributable to AMD common stockholders and operating income (loss) as it is not indicative of ongoing performance.

GF formation costs: AMD Product Company incurred certain costs to form the GF manufacturing joint venture, which were excluded from GAAP net income (loss) attributable to AMD common stockholders and GAAP operating (income) loss for the first fiscal quarter of 2009 and the fourth fiscal quarter of 2008, as these costs are not indicative of ongoing operating performance.

Investment net charges: The Company incurred investment-related impairments and gains in the first fiscal quarter of 2009 and in the fourth fiscal quarter of 2008. The Company excluded the effect of this item from its GAAP net income (loss) attributable to AMD common stockholders as it is not indicative of ongoing operating performance.

Gain on debt buyback: During the first fiscal quarter of 2009, the Company repurchased $158 million of its 6.00% convertible senior notes due 2015 at 36% of par resulting in a gain on the debt buyback of $108 million. During the fourth fiscal quarter of 2008, the Company repurchased $60 million of these convertible notes at 34% of par resulting in a gain on the debt buyback of $26 million. The Company excluded this gain from GAAP net income (loss) attributable to AMD common stockholders for the first fiscal quarter of 2009 and the fourth fiscal quarter of 2008, as it is not indicative of ongoing operating performance.

Foundry segment and related intersegment eliminations: The Company’s Foundry segment includes the operating results attributable to the front end wafer manufacturing operations and related activities as of the beginning of the first quarter of 2009, which includes the operating results of GF from March 2, 2009 through March 28, 2009. Eliminations consist of intersegment eliminations of revenues, cost of sales, and profits on inventory between AMD Product Company and the Foundry segment. The Company excluded this item from GAAP net income (loss), GAAP operating income (loss) and GAAP gross margin for AMD Product Company because the Company believes it is important for investors to have visibility into the Company’s financial results excluding the Foundry segment and intersegment eliminations and to better understand the Company’s financial results absent the requirement to consolidate the financial results of GF.

Gain on sale of certain Handheld assets: In the first fiscal quarter of 2009, the Company completed the sale of technology assets, intellectual property and resources of its Handheld business unit to Qualcomm for $65 million in cash. The Company excluded this gain from GAAP net income (loss) attributable to AMD common stockholders for the first fiscal quarter of 2009 as it is not indicative of ongoing operating performance.

Incremental tax provision related to formation of GF: During the first fiscal quarter of 2009, the Company recorded an incremental tax provision related to the formation of GF from the write-off of deferred tax assets resulting from the formation of GF. The Company excluded this item from the Company’s GAAP net income (loss) attributable to AMD common stockholders because it is not indicative of ongoing operating performance.

Incremental write-down of inventory: During the fourth fiscal quarter of 2008, the Company recorded an incremental write-down of inventory when compared to the third fiscal quarter of 2008 due to weak market conditions. The Company excluded this write-down from GAAP net income (loss) attributable to AMD common stockholders, GAAP operating income (loss) and GAAP gross margin for the fourth fiscal quarter of 2008 as $227 million is an unusually large write-down for one fiscal quarter. The Company believes that the exclusion of this activity enables investors to better evaluate its current operating performance compared with prior periods.

Impairment of goodwill and acquired intangible assets related to the Company’s acquisition of ATI: In the fourth fiscal quarter of 2008, as a result of the Company’s 2008 annual goodwill impairment analysis and the analysis of impairment on acquired intangible assets, the Company concluded that a portion of their carrying values were impaired. The Company believes these charges are not indicative of ongoing performance and consequently excluded the effect of these charges from GAAP net income (loss) attributable to AMD common stockholders and GAAP operating income (loss) for the fourth fiscal quarter of 2008.

In addition, the Company presented “Adjusted EBITDA” in the financial schedules to the earnings release. In the financial schedules, Adjusted EBITDA for the Company was determined by adjusting net income (loss) attributable to AMD common stockholders for impairment of goodwill and acquired intangible assets, depreciation and amortization, amortization of acquired intangible assets, interest expense, taxes and discontinued operations. Adjusted EBITDA for AMD Product Company was determined by also adjusting for the Foundry segment and intersegment eliminations net loss, net income (loss) attributable to noncontrolling interest and Class B Preferred accretion.

Pursuant to the requirements of Regulation G, the Company has provided reconciliations within the press release and financial schedules of these non-GAAP financial measures to the most directly comparable U.S. GAAP financial measures.

The Company calculated and communicated Adjusted EBITDA in the financial schedules because the Company’s management believes it is of importance to investors and lenders in relation to its overall capital structure and its ability to borrow additional funds.

The Company’s calculation of Adjusted EBITDA may or may not be consistent with the calculation of this measure by other companies in the same industry. Investors should not view Adjusted EBITDA as an alternative to the U.S. GAAP operating measure of net loss or U.S. GAAP liquidity measures of cash flows from operating, investing and financing activities. In addition, Adjusted EBITDA does not take into account changes in certain assets and liabilities as well as interest and income taxes that can affect cash flows.

Management does not intend the presentation of these non-GAAP measures to be considered in isolation or as a substitute for results prepared in accordance with U.S. GAAP. These non-GAAP measures should be read only in conjunction with the Company’s consolidated financial statements prepared in accordance with U.S. GAAP.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release dated April 21, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 21, 2009	ADVANCED MICRO DEVICES, INC.

	By:	/s/ Faina Medzonsky
	Name:	Faina Medzonsky
	Title:	Assistant Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press release dated April 21, 2009.